UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

BIGLARI HOLDINGS INC.
(Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17802 IH 10 West, Suite 400 San Antonio, Texas		78257
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 344-3400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 17, 2015, The Lion Fund II, L.P. (“The Lion Fund II”) entered into a Rule 10b5-1 Trading Plan (the “Purchase Plan”) pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, with respect to shares of common stock (the “Shares”) of  Biglari Holdings Inc. (the “Company”).  Under the Purchase Plan, a broker dealer will make periodic purchases of up to an aggregate of 24,000 Shares on behalf of The Lion Fund II at prevailing market prices, subject to the terms of the Purchase Plan.  This description of the Purchase Plan does not purport to be complete and is qualified in its entirety by the text of the Purchase Plan, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Sardar Biglari, Chairman and Chief Executive Officer of the Company, is Chairman, Chief Executive Officer and the sole owner of Biglari Capital Corp., the general partner of The Lion Fund II, which, together with its affiliates, beneficially owns approximately 49.5% of the outstanding Shares.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Rule 10b5-1 Trading Plan, dated December 17, 2015, between The Lion Fund II, L.P. and J.P. Morgan Securities LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

December 17, 2015	BIGLARI HOLDINGS INC.

	By:	/s/ Bruce Lewis
		Name:	Bruce Lewis
		Title:	Controller